Exhibit 99.1
IN THE SUPREME COURT OF BERMUDA
COMMERCIAL COURT
2009 : No. 96
BETWEEN:
VALIDUS HOLDINGS, LTD.
Plaintiff
- and -
(1)	IPC HOLDINGS, LTD

(2)	IPC LIMITED

(3)	MAX CAPITAL GROUP LTD.
Defendants
L.S.

SPECIALLY ENDORSED WRIT OF SUMMONS

ELIZABETH THE SECOND, by the Grace of God of the United Kingdom of Great Britain and Northern Ireland and of Our other Realms and Territories Queen, Head of the Commonwealth, Defender of the Faith.

TO:	IPC Holdings Limited

of	29 Richmond Road
Pembroke HM 08
Bermuda

TO:	IPC Holdings Limited

of	29 Richmond Road
Pembroke HM 08
Bermuda

TO:	MAX Capital Group Ltd

of	Max House
2 Front Street
Hamilton HM 11
Bermuda

WE COMMAND YOU that within 14 days after the service of this writ on you, inclusive of the day of such service, you do cause an appearance to be entered for you in an action at the suit of VALIDUS HOLDINGS, LTD. and take notice that in default of your so doing the Plaintiff may proceed therein and judgment may be given in your absence.
WITNESS the Honourable Mr Richard W Ground OBE, QC

Chief Justice of Our said court, the 28th day of April, 2009.
NOTE - This writ may not be served more than twelve calendar months after the above date unless renewed by order of the Court.
DIRECTIONS FOR ENTERING APPEARANCE
The Defendant may enter an appearance in person or by an attorney either (1) by handing in the appropriate forms, duly completed, at the Registry of the Supreme Court at Sessions House, Parliament Street, Hamilton, Bermuda, or (2) by sending them to the Registry by post.
NOTE - If the defendant enters an appearance, then, unless a summons for judgment is served on him in the meantime, he must also serve a defence on the attorney for the plaintiff within fourteen days after the last day of the time limited for entering an appearance, otherwise judgment may be entered against him without notice.
STATEMENT OF CLAIM
A.	Introduction

1.	The Plaintiff, Validus Holdings, Ltd. (“Validus”), is a Bermuda exempted company whose common shares are listed on The New York Stock Exchange. Validus provides reinsurance coverage through its subsidiaries and is the registered holder of 100 shares in the capital of IPC Holdings, Ltd. (“IPC”), the First Defendant.

2.	IPC is a Bermuda exempted company whose common shares are listed on the NASDAQ Global Select Market. IPC provides property catastrophe and other reinsurance on a worldwide basis through its subsidiaries.

3.	The Second Defendant, IPC Limited, is a Bermuda exempted company and wholly owned subsidiary of IPC.

4.	The Third Defendant, Max Capital Group Ltd. (“Max”), is a Bermuda exempted company whose common shares are listed on the NASDAQ Global Select Market. Max provides speciality insurance and reinsurance products for the property and casualty markets.

B.	The Max Amalgamation Agreement

5.	On 2 March, 2009, IPC announced that it had entered into an agreement with Max providing for the amalgamation of Max with IPC Limited (as amended, “the Max Amalgamation Agreement”) pursuant to section 106 of the Companies Act 1981 (“the Act”).

6.	Pursuant to the terms of the Max Amalgamation Agreement, holders of Max common stock will receive 0.6429 shares in IPC for each Max share held by them (“the Max Proposal”).

7.	By Section 8.6 thereof, the Max Amalgamation Agreement is governed in all respects by the laws of Bermuda.

8.	Section 5.5(a) of the Max Amalgamation Agreement (the “No-Talk Provision”) provides as follows:

“Each of Max and IPC agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall cause (and use commercially reasonable efforts to instruct) its and its subsidiaries’ employees, agents, representatives, and advisors (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:
(i)	initiate, solicit, encourage or facilitate (including by providing information) any effort or attempt to make or implement any proposal or offer with respect to, or a transaction, to effect, an amalgamation, merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving it or any of its subsidiaries or any purchase or sale of 10% or more of the consolidated assets (including without limitation, stock of its subsidiaries) of it and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated would result in any person (or the shareholders of such person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving IPC entity in such transaction) or the voting power of any of its subsidiaries (any such proposal, offer, or transaction (other than a proposal or offer made by the other party to this Agreement) being hereinafter referred to as an “Acquisition Proposal”);

(ii)	have, participate or otherwise engage in any discussions or negotiations with or provide any confidential information or data to any person, relating to an Acquisition Proposal;

(iii)	approve or recommend, or propose to approve or recommend, any Acquisition Proposal or submit to the vote of its shareholders any Acquisition Proposal prior to the termination of this Agreement; or

(iv)	approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, amalgamation agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal.”

9.	Section 7.1 of the Max Amalgamation Agreement provides as follows:
“This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after any Required Shareholder Vote has been obtained.”
(c)	by either IPC or Max, upon written notice to the other party, if the Amalgamation shall not have been consummated on or before November 30, 2009; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement has been the direct cause of, or resulted directly in, the failure of the Effective Time to occur on or before such date;

(d)	by IPC or Max, upon written notice to the other party, if the non-terminating party’s board of directors shall have (i) effected a Change in Max Recommendation or Change in IPC Recommendation, as the case may be (including by amending or supplementing the Joint Proxy Statement/Prospectus to effect a Change in Max Recommendation or Change in IPC Recommendation, as the case may be), (ii) failed to include the Max Recommendation or IPC Recommendation, as the case may be, in the Joint Proxy Statement/Prospectus in accordance with Section 5.1(b) or 5.1(c), or (iii) materially breached its obligations under Section 5.5 (a)(iii) or 5.5(d);”
10.	Section 7.2(b) further provides as follows:
“if IPC or Max, as the case may be, terminates this Agreement pursuant to Section 7.1(d) then the non-terminating party shall, as promptly as reasonably practicable, (and in any event within three business days following such termination), pay to the terminating party, by wire transfer of immediately available funds, $50,000,000 (the “Termination Fee”).
11.	Section 7.2(c) further provides as follows:

“If either party terminates this Agreement pursuant to Section 7.1(c), and (i) prior to November 30, 2009, an Acquisition Proposal shall have been publicly announced or other communicated to the officers of the non-terminating party or its board of directors, and (ii) within 12 months of the date of such termination of this Agreement, the non-terminating party enters into or consummates an Acquisition Transaction with the person (or its affiliate) that made such Acquisition Proposal, then the non-terminating party shall pay to the terminating party upon the earlier of the date of such execution or such consummation, by wire transfer of immediately available funds, the Termination Fee.”
At trial herein Validus will refer to the Max Amalgamation Agreement for its full terms, definitional meanings and true effect.

12.	Completion of the Max Amalgamation Agreement will require, amongst other things:-
(a)	the approval of IPC as the sole shareholder of IPC Limited pursuant to section 106 of the Act; and

(b)	the approval of various resolutions at a general meeting of IPC including, but not limited to, resolutions to change the bye-laws of IPC and to approve the issue of shares in IPC pursuant to the terms of the Max Amalgamation Agreement.
13.	On 31 March 2009, Validus made an alternative approach to IPC (“the Validus Proposal”). The Validus Proposal, which was set out in an amalgamation agreement signed by Validus and which would have been binding on it upon countersignature by IPC (“the Validus Amalgamation Agreement”), provided for an amalgamation between Validus and IPC pursuant to section 106 of the Act. The Validus Proposal was publicly announced on 31 March 2009.

14.	The Validus Proposal provides for shareholders in IPC to receive 1.2037 Validus common shares for each IPC share held by them. Validus will refer to the Validus Amalgamation Agreement at trial herein for its full terms, definitional meanings and true effect.

15.	Following the submission of the Validus Proposal, no steps were taken by the board of directors of IPC, or any person acting on their behalf, to obtain any further information from Validus regarding the Validus Proposal or the business or operations of the Validus group of companies.

16.	On 7 April 2009, the Chairman of the board of directors of IPC wrote to Validus, advising it that the board of directors of IPC had determined that the Validus Proposal did not constitute a “Superior Proposal” as defined in the Max Amalgamation Agreement and that the board of IPC had reaffirmed its recommendation that IPC’s shareholders vote in favour of the Max Proposal.

C.	Unlawful Penalty

17.	The Termination Fee of US$50,000,000 is equivalent to 4.97 per cent of the aggregate consideration value of US$1,005,915,920 based on the Max share price of 27 February 2009, the last trading day before the signing of the Max Amalgamation Agreement.

18.	The Registration Statement on Form S-4 filed by IPC with the United States Securities and Exchange Commission (“the SEC Registration Statement” and “the SEC” respectively) for the purpose, amongst other things, of soliciting the approval of IPC’s shareholders for the issuance of IPC’s shares to Max shareholders under the terms of the Max Amalgamation Agreement states, amongst other things, that it is anticipated that IPC and Max on a combined basis will incur expenses of approximately US$40,010,000 in connection with the proposed amalgamation between IPC Limited and Max. Furthermore, a significant proportion of these fees are not payable if the amalgamation does not proceed. Specifically, according to IPC’s SEC filing, the fees for Max’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, are listed as US$9.5 million, of which US$8 million is contingent on closing; and the fees for IPC’s financial advisor, JPMorgan Securities Inc., are listed at US$13 million, of which US$9.3 million is contingent on closing. In short, therefore, almost half of the combined fees for Max and IPC will not be payable on a termination. Max’s actual costs and expenses on termination of the Max Amalgamation Agreement are therefore likely to be little more than US$10 million.

19.	In the circumstances, it is to be inferred that the Termination Fee was not calculated by reference to the costs and expenses that would be expected to be incurred by Max and would be wasted in the event that the Max Amalgamation Agreement was terminated and/or substantially exceeds Max’s anticipated liability in respect of such costs and expenses.

20.	In the circumstances set out above, the Termination Fee constitutes an unlawful penalty in that:
(a)	the Max Amalgamation Agreement provides for the payment of the Termination Fee by IPC to Max in the event of a breach of contract by IPC;

(b)	the Termination Fee does not constitute a genuine pre-estimate of the loss which Max would be likely to suffer as a result of any such breach; and/or

(c)	the predominant function of the Termination Fee is to deter IPC and/or IPC Limited from breaching the terms of the Max Amalgamation Agreement.
21.	Accordingly, the Termination Fee is unlawful and/or unenforceable against IPC by Max.
D.	Breach of Directors’ Duties

22.	At all material times the directors of IPC have owed the following duties to IPC:
(a)	to act bona fide in the best interests of IPC;

(b)	to act for a proper purpose and not to act for an improper and/or collateral purpose; and

(c)	to act at all times within the powers and subject to the limitations set out in the constitutional documents of IPC and/or at law.
23.	The entry into of the Max Amalgamation Agreement containing, amongst other things, the No-Talk Provision and the Termination Fee was designed to preclude and/or frustrate any attempt by a third party to make an alternative proposal (including a more advantageous proposal to the Max Proposal) to IPC and/or its shareholders and has that effect.

24.	In support of the foregoing allegations, Validus will rely, amongst other things, on the following facts and matters:
(a)	that, pursuant to the terms of the Max Amalgamation Agreement, in the event of an unsolicited alternative offer from a third party, the board of IPC is required to consider whether such a proposal amounts to a “Superior Proposal” without the ability to engage in any discussions or information exchange with the offeror, thereby restricting and/or precluding the board of IPC from properly exploring and/or seeking an improvement of any such alternative offer and/or properly determining whether an alternative offer is a “Superior Proposal”;

(b)	that, pursuant to the terms of the Max Amalgamation Agreement, in the event of a “Superior Proposal” being made and the directors of IPC agreeing to vary or alter their recommendation of the Max Amalgamation Agreement within the contractual deadline, Max would be entitled to terminate the Max Amalgamation Agreement with the result that the Termination Fee would be payable by IPC to Max;

(c)	the board of directors of IPC have failed to retain sufficient flexibility to consider and, if thought fit, recommend an offer which may be more advantageous to the shareholders of IPC without incurring an obligation to pay the Termination Fee;

(d)	the quantum of the Termination Fee was wholly excessive and exceeds any fee which might reasonably be demanded by Max of IPC in consideration of agreeing to the Max Amalgamation Agreement and substantially exceeds any reasonable assessment of loss and damage that might be suffered by Max in the event that the Max Amalgamation Agreement is terminated;

(e)	the SEC Registration Statement confirms that in relation to the No-Talk Provision and the Termination Fee:
“these provisions could discourage third parties from considering or proposing alternate transactions, even if they would constitute superior proposals, or might result in any such superior proposal being less favourable to IPC or Max, as the case may be, than if a third party had been provided such information or because of the added expense of the termination fee.”
25.	By reason of the matters set out above, the directors of IPC have disabled themselves from properly exercising their powers and duties in relation to the Max Amalgamation Agreement and/or any other approach or potential approach to or for IPC (including but not limited to any approach from Validus) and have improperly fettered their ability to exercise the powers conferred on them by the constitution of IPC and/ or in the best interests of IPC and/or its shareholders.

26.	Further or alternatively, by reason of the matters set out above, insofar as any meeting of the shareholders of IPC is convened to consider the resolutions set out in paragraph 12(b) above, it is to be inferred that any explanatory document sent to shareholders of IPC by its directors in connection with the meeting would wrongly inform shareholders that the No-Talk Provision and Termination Fee provision are binding and effective as against IPC in accordance with their terms. Accordingly, such meeting would not be held in accordance with the provisions of the Act and/or the provisions of the constitution of IPC in that shareholders would not receive a true and accurate description of the business before them and/or the matters to be taken into account by them.

27.	By reason of the matters set out above, by agreeing to the Max Amalgamation Agreement containing clauses including, amongst others, the No-Talk Provision and the Termination Fee, the directors of IPC have acted other than bona fide in the best interests of IPC and/or for an improper or collateral purpose.

28.	By reason of the matters set out above, the entry into of the Max Amalgamation Agreement containing clauses including, amongst others, the No-Talk Provision and the Termination Fee was beyond the actual or implied authority of the board of directors of IPC.

29.	Accordingly, the No-Talk Provision and the Termination Fee provisions are not binding on IPC and are unenforceable by Max.

30.	By continuing to act in accordance with the terms of No-Talk Provision and the Termination Fee provisions and/or to treat the No-Talk Provision and the Termination Fee provisions as valid and binding, the directors of IPC continue to act for the improper or collateral purpose referred to in paragraph 24 above and/or continue to act other than in the best interests of IPC and/or other than in accordance with the constitution of IPC.
AND THE PLAINTIFF CLAIMS:
1.	Declarations in the following terms:
(a)	that the Termination Fee constitutes an unlawful and unenforceable penalty;

(b)	that, in entering into the Max Amalgamation Agreement containing the Termination Fee and the No-Talk Provision, the directors of IPC acted in breach of duty and otherwise than in accordance with the constitution of IPC;

(c)	that, in continuing to act in accordance with the Termination Fee and No-Talk provision of the Max Amalgamation Agreement, the directors of IPC continue to act in breach of duty and otherwise than in accordance with the constitution of IPC.
2.	An injunction restraining the First Defendant or Second Defendant from making any direct or indirect payment to the Third Defendant pursuant to the Termination Fee provision and/or from taking any steps, whether itself, by its directors, servants, agents or otherwise to give effect to the No-Talk Provision and/or Termination Fee provisions of the Max Amalgamation Agreement.

3.	An Order that the First Defendant do pay the costs of the proceedings.

4.	Further or other relief.
Dated this 28 day of April 2009.

/s/ Appleby
APPLEBY
This Writ was issued by Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Attorneys for the said Plaintiff, whose address is Bermuda Commercial Bank Building, 19 Par-la-Ville Road, Hamilton HM 11, Bermuda.
This Writ was served by me at                     on the First Defendant                     on                     the                     day of 2009.
This Writ was served by me at                     on the Second Defendant                     on                     the                     day of 2009.

This Writ was served by me at                     on the Second Defendant                     on                     the                     day of 2009.
Indorsed the                     day                     2009.
(Signed)
(Address)